UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2006

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standards; Transfer of Listing.

On November 15, 2006, Power Integrations, Inc. received notice from The Nasdaq Stock Market, Inc., as expected, stating that Power Integrations is not in compliance with Marketplace Rule 4310(c)(14) because it has not filed Form 10-Q for the quarter ended September 30, 2006.

As previously announced, the Nasdaq Listing and Hearing Review Council has granted Power Integrations an exception until December 18, 2006, to file its outstanding annual and quarterly reports and thereby regain compliance with Nasdaq Marketplace Rules. Power Integrations is working diligently to meet this deadline. Should the company be unable to regain compliance by December 18, its shares would be subject to delisting from the Nasdaq Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Balu Balakrishnan
Name:	Balu Balakrishnan
Title:	President and Chief Executive Officer

Dated: November 17, 2006